Exhibit 10.1
EXECUTION VERSION
NuVasive, Inc.
2.25% Convertible Senior Notes Due 2013
Purchase Agreement
March 3, 2008
Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.
     As representatives of the several Purchasers
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
     and
c/o J.P. Morgan Securities Inc
277 Park Avenue
New York, New York 10172
Ladies and Gentlemen:
NuVasive, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom you are acting as representatives (the “Representatives”), an aggregate of $200,000,000 principal amount of the 2.25% Convertible Senior Notes due 2013 (the “Firm Securities”), convertible into shares of common stock of the Company, par value $0.001 per share (“Stock”), and, at the election of the Purchasers, up to an aggregate of $30,000,000 additional principal amount of 2.25% Convertible Senior Notes due 2013 (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).
1.	The Company represents and warrants to, and agrees with, each of the Purchasers that:
(a)	A preliminary offering memorandum, dated March 3, 2008 (the “Preliminary Offering Memorandum”) and an offering memorandum, dated March 3, 2008 (the “Offering Memorandum”), have been prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Memorandum”. Any reference to the Preliminary Offering

Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such memorandum (to the extent incorporated by reference therein) and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date (to the extent incorporated by reference therein) and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed (or in the alternative, to the extent that such documents were thereafter amended, when such amendment was filed) with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Memorandum and any amendments or supplements thereto or the Offering Memorandum and any amendments or supplements thereto and the Exchange Act Reports when filed with the Commission (or in the alternative, to the extent such documents were thereafter amended, when such amendment was filed with the Commission) did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives. expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 4:00 pm (Eastern time) on the date of this Agreement; the Pricing Memorandum as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(ii)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company

Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(c)	Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Memorandum; and, since the respective dates as of which information is given in the Pricing Memorandum, there has not been any change in the capital stock (except for changes made in the ordinary course of business consistent with past practice pursuant to the Company’s equity plans in existence prior to the date of this Agreement, and other than the exercise of options and warrants outstanding prior to the date of this Agreement) or long-term debt of the Company or any of its subsidiaries, or any change, or development involving a prospective change, that has or would reasonably be expected to have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Memorandum;

(d)	The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(e)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(f)	The Company has an authorized capitalization as set forth in the Pricing Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)	This Agreement has been duly authorized, executed and delivered by the Company;

(h)	The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and authenticated by the Trustee (as defined below), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of March 7, 2008 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum and will be in substantially the form previously delivered to you;

(i)	The Registration Rights Agreement to be dated as of March 7, 2008 (the “Registration Rights Agreement”), which will be substantially in the form previously delivered to you, has been duly authorized, and as of the Time of Delivery (as defined herein), will have been duly executed and delivered by the Company, and will constitute a valid and legally binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Registration Rights Agreement will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum;

(j)	Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Stock in accordance the terms of the Securities; the Stock reserved for issuance upon conversion of the Securities has been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non assessable, and the issuance of such Stock will not be subject to any preemptive or similar rights; and Stock issuable upon conversion of the Securities will conform to the description of the Stock contained in the Pricing Memorandum and the Offering Memorandum;

(k)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(l)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(m)	The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than any conflict, breach violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws, each as amended through the date of this Agreement, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act in connection with the filing of such registration statement and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(n)	Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, each as amended through the date of this Agreement, or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than, in the case of clause (ii) of this paragraph, any such default that would not have a Material Adverse Effect;

(o)	The Company does not have any “significant subsidiaries” as such term is defined in Rule 1-02 of Regulation S-X of the Act;

(p)	Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(q)	The Company and its subsidiaries are in compliance in all material respects with all applicable rules, regulations and policies of the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof (the “FDA”) and any other U.S. or foreign government or drug or medical device regulatory agency which has authority over the Company or any of its subsidiaries;

(r)	Neither the Company, nor any employee of the Company, nor, any person retained by and acting on behalf of the Company, has made any false statements or material omissions in any submission to the FDA or any analogous foreign governmental authority;

(s)	The Company has not received any written correspondence from the FDA, or any other analogous foreign governmental authority indicating that its products are unsafe or ineffective for their intended uses, or that the FDA or any analogous foreign governmental authority will not grant clearance or approval to market its products and the Company is not aware of any set of facts as of the date of this Agreement which would require the Company to recall, to issue a safety alert or to take a repair/replace/refund action in the U.S. or any similar action in a foreign jurisdiction with respect to any of its products or to cease further distribution or marketing of commercially available products pending further approval, clearance, or authorization from the FDA or an analogous foreign governmental authority or to change the device classification or statutory product categorization of any product or to terminate or suspend any clinical testing of any product and the Company is not currently conducting any recall or repair/replace/refund action and is not the subject of any warning letter or untitled letter or any criminal, civil money penalty, injunction or seizure proceeding due to noncompliance with any FDA requirement, or, to the knowledge of the Company, subject to any non-facility investigation relating to its products by the FDA;

(t)	No employee or agent of the Company, nor any officer or director of the Company, nor any other person acting on behalf of, nor any other person directly or indirectly owned or controlled by, the Company, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other person with whom the Company has done business, directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction) which, in the case of clauses (i) or (ii), would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding;

(u)	The Company has not unlawfully disseminated information or engaged in any promotional activities about the use of its products which deviates in any material respect from the FDA-cleared or approved indications for use of such products;

(v)	The statements set forth in the Pricing Memorandum and the Offering Memorandum under the caption “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the captions “Risk Factors—Risks Related to Our Business and Industry—If we fail to obtain, or experience significant delays in obtaining, FDA clearances or approvals for our future products or product enhancements, our ability to commercially distribute and market our products could suffer”, “—If clinical trials of our current or future product candidates do not produce results necessary to support regulatory approval in the United States or elsewhere, we will be unable to commercialize these products” and “—Modifications to our marketed products may require new 510(k) clearances or premarket approvals, or may require us to cease marketing or recall the modified products until clearances are obtained”, and under the captions “Material U.S. Federal Income Tax Considerations” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries;

(w)	No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(x)	Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects;

(y)	Other than as set forth in the Pricing Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(z)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(aa)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(bb)	The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc)	Neither the Company nor any person acting on its or their behalf (other than the Purchasers, as to which no representation or warranty is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

(dd)	Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(ee)	Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers and the offer, resale and delivery of the Securities by the Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

(ff)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Memorandum, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(gg)	Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(hh)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that company with the requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ii)	Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(jj)	(i) The Company and its subsidiaries (x) are, and at all prior times were, in material compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no material costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (iii) except as described in each of the Pricing Disclosure Package and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(kk)	(i) The Company and its subsidiaries own or possess all patents, patent applications, inventions, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property necessary for the conduct of their respective businesses as currently being conducted or proposed to be conducted with respect to the Company’s product in clinical trial as described in Part 1, Item 1 of the Company’s 2007 Form 10-K under the caption “Development Projects” (“Intellectual Property”); and to the knowledge of the Company, the conduct of such business will not conflict in any material respect with any valid and enforceable rights of others. None of the patents owned or licensed by the Company that are material to the Company’s and its subsidiaries’ respective businesses is invalid or unenforceable; and the Company is not aware of any basis for a finding that any of the Intellectual Property is invalid or unenforceable. All Intellectual Property owned by the Company or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions. The Company and its subsidiaries have taken commercially reasonable actions to maintain and protect all registered Intellectual Property owned or controlled by the Company or its subsidiaries, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information.
(ii)	To the Company’s knowledge, the Company and its subsidiaries are in material compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the Intellectual Property owned by the Company and its subsidiaries.

(iii)	Neither the Company nor any of its subsidiaries is (A) subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or (B) has entered into or is a party to any contract, in each case, which materially restricts or impairs its use of any Intellectual Property, except as set forth in the Offering Memorandum.

(iv)	The Company and its subsidiaries have taken all commercially reasonable actions to protect their rights in confidential information and trade secrets, protect any confidential information provided to them by any other person, and obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors and which relate to the Company’s business. All founders, key employees and any other employees involved in the development of software for the Company have signed confidentiality and invention assignment agreements with the Company, except for such failure as would not have a Material Adverse Effect.

(ll)	The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the business in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(mm)	The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failure as would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit;

(nn)	Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee or representative thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the material terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Global Select Market (“NASDAQ”) and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date since the date the Company became subject to Section 13 or 15(d) of the Exchange Act and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options for purposes of improperly manipulating the grantee’s strike price in connection with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(oo)	No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Pricing Disclosure Package and the Offering Memorandum;

(pp)	The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be filed through the date hereof, or filed extensions as permitted by law with adequate reserves therefor on the Company’s balance sheet; and except as otherwise disclosed in each of the Pricing Disclosure Package and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(qq)	No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers;

(rr)	(i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for any failure, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(ss)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(tt)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(uu)	None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(vv)	No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(ww)	Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities; and

(xx)	Except as described in the Pricing Memorandum, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
2.	Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest from March 7, 2008 to the Time of Delivery hereunder, if any, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Purchasers the right to purchase at their election up to $30,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2 for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than one or later than 10 business days after the date of such notice.

3.	Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser hereby represents and warrants to, and agrees with the Company that:
(a)	It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b)	It is an Institutional Accredited Investor, within the meaning of Rule 501(a) under the Act; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.
4.	(a)	The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer to the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on March 7, 2008 or such other time and date as the Representatives and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m. New York City time, on the date specific by you in the written notice given by you of the Purchasers’ election to purchase such Optional

Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities are herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, are herein called the “Second Time of Delivery”, and each such time and date for delivery are herein called a “Time of Delivery”.
(b)	The documents to be delivered at such Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(l) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.	The Company agrees with each of the Purchasers:
(a)	To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the date of this Agreement, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to equity plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (ii) the issuance of Stock having an aggregate value of up to $50 million (valued at the time of entering into the definitive agreement) in connection with the acquisition of a company, business or technology by the Company, without the prior written consent of each of the Representatives;

(e)	The Company shall maintain a program under which its directors may sell shares of Stock pursuant to the exemption under clause (iv) of the fourth paragraph of the lock-up letters described in Section 8(l) hereof. Such program shall be reasonably designed and enforced by the Company to ensure that such directors sell no more than an aggregated of 150,000 shares of Stock during the period that such lock-up letters are in effect. If at any time the Company has knowledge that greater than 150,000 shares of Stock have been sold by such directors in violation of such lock-up agreements or this Agreement, the Company shall immediately notify the Representatives and take all reasonably necessary actions to prevent any such further sales;

(f)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(g)	At any time during the two-year period after the Time of Delivery, when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(h)	If requested by you, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(i)	Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(j)	During the period of one year after the First Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(k)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Memorandum under the caption “Use of Proceeds”

(l)	To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(m)	To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on NASDAQ.
6.
(a)	(i) The Company represents and agrees that, without the prior consent of each of the Representatives, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);
(ii) each Purchaser represents and agrees that, without the prior consent of the Company and each of the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and
(iii) any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and each of the Representatives is listed on Schedule II(b) hereto;
7.	The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys in an amount not to exceed $10,000.00; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)	Davis Polk & Wardwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (vii), (viii), (ix), (x), (xiv) (except as to “Material U.S. Federal Income Tax Considerations”) and (xvi) of subsection (b) below, and a letter with respect to paragraph (xviii) of subsection (b), as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Heller Ehrman LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form attached hereto as Exhibit B;

(c)	Jonathan D. Spangler, Vice President and Chief Patent Counsel for the Company, shall have furnished to you, at the request of the Company, his written opinion dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
(i)	Nothing has come to his attention causing him to believe that the statements relating to any intellectual property rights owned or licensed by the Company or its subsidiaries included in Part I, Item 1 of the Company’s 2007 Form 10-K under the caption “Business—Intellectual Property”, “—Patents” and “Trademarks”, and the statements set forth in Part I, Item 1A of the Company’s 2007 Form 10-K and the Offering Circular under the caption “Risk Factors—Risks Related to Our Intellectual Property and Potential Litigation—Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain” as of the date hereof contain any untrue statement of material fact or fail to state any material fact necessary to make the statements therein not misleading;

(ii)	To his knowledge, the Company owns or otherwise possesses sufficient rights under all intellectual property rights that are currently employed by the Company in connection with the business now operated by it, or that is necessary for the manufacture, use or sale of its current products and the proposed product that is in clinical trial as described in Part I, Item 1 of the Company’s 2007 Form 10-K under the captions “Business—The NuVasive Solution—Maximum Access Surgery (MAS)”, “—MAS—NeuroVision”, “MAS—MaXcess”, “MAS—Specialized Implants”, and “—Classic Fusion” and “Development Projects”;

(iii)	To his knowledge, neither the Company nor its subsidiaries has received any communication or notice alleging any act of infringement by the Company or any of its subsidiaries of any intellectual property rights of any third party other than those set forth in Part I, Item 1A of the Company’s 2007 Form 10-K and the Offering Circular under the caption “Risk Factors—Risks Related to Our Intellectual Property and Potential Litigation—Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain”;

(iv)	To his knowledge, the claims of all issued, unexpired patents owned by or exclusively licensed to the Company or any of its subsidiaries are valid and enforceable under the U.S. patent laws ;

(vi)	The statements included in Part I, Item 1 of the Company’s 2007 Form 10-K under the caption “Business—Intellectual Property”, “—Patents” and “Trademarks”, and the statements set forth in Part I, Item 1A of the Company’s 2007 Form 10-K and the Offering Circular under the caption “Risk Factors—Risks Related to Our Intellectual Property and Potential Litigation—Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain”, insofar as such statements purport to summarize applicable provisions of United States patent law and regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized therein.

(vii)	To his knowledge, no interference, reexamination, or other judicial or administrative proceeding pertaining to the validity, enforceability, or scope of any patents or other intellectual property rights owned by or exclusively licensed to the Company has been threatened or declared; and

(viii)	To his knowledge, all material published literature, all material patent references, and any other material pertinent information relating to the inventions claimed in any patents or patent applications owned by the Company or any of its subsidiaries and qualifying as prior art under United States patent law known to him has been disclosed to the United States Patent and Trademark Office (USPTO) in accordance with 37 C.F.R. Section 1.56. To his knowledge, all material information submitted to the USPTO in the relevant applications, and in connection with the prosecution of the relevant applications, was believed to be accurate at the time it was submitted. Neither he, nor to his knowledge, the Company and its subsidiaries, have made any material misrepresentation or concealed any material information from the USPTO in any patent or patent application owned by the Company or any of its subsidiaries in violation of 37 C.F.R. Section 1.56.
(d)	On the date of the Offering Memorandum prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form attached hereto as Exhibit C;

(e)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Memorandum, and (ii) since the respective dates as of which information is given in the Pricing Memorandum there shall not have been any change in the capital stock (except for changes made in the ordinary course of business consistent with past practice pursuant to the Company’s equity plans in existence prior to the date of this Agreement, and other than the exercise of options and warrants outstanding prior to the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;

(f)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Memorandum;

(h)	The Securities have been designated for trading on PORTAL;

(i)	The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, for quotation on NASDAQ;

(j)	The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company;

(k)	The Company shall have obtained and delivered to the Purchasers executed copies of a lock-up agreement in the form attached hereto as Exhibit A from each of the executive officers and directors of the Company; and

(l)	The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.
9.	(a)	The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

	(b)	Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
10.	(a)	If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at such Time of Delivery. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

	(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department and in care of J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention: Syndicate Desk; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(I) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the initial purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the initial purchasers to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.	The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Page Follows]

Very truly yours, NuVasive, Inc.
By:	/s/ Alexis V. Lukianov
	Name:	Alexis V. Lukianov
	Title:	Chairman and Chief Executive Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.

By:	/s/ Authorized Signatory
Name:
Title:

J.P. Morgan Securities Inc.

By:	/s/ Jason M. Wood
Name: Jason M. Wood
Title: Executive Director
               On behalf of each of the Purchasers
[Signature Page to Purchase Agreement]

SCHEDULE I

Principal
Amount of
Securities
to be
Purchaser	Purchased
Goldman, Sachs & Co.	$100,000,000
J.P. Morgan Securities Inc.	100,000,000

Total	$200,000,000

SCHEDULE II
(a)	Additional Documents Incorporated by Reference:

(b)	Approved Supplemental Disclosure Documents:
Investor road show slide presentation

SCHEDULE III
(pricing term sheet attached)

Exhibit A
Form of Lock-Up Agreement
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
     As representatives of the several Purchasers
     named in Schedule I to the Purchase Agreement
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
          Re: NuVasive, Inc. — Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) on behalf of the several purchasers named in Schedule I to such agreement (collectively, the “Purchasers”), with NuVasive, Inc., a Delaware corporation (the “Company”), providing for the offering of the Company’s Convertible Senior Notes due 2013 (the “Securities”). The Securities will be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).
     In consideration of the agreement by the Purchasers to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Purchase Agreement, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities Exchange Commission (collectively the “Undersigned’s Shares”).
     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to any contract, instruction or plan complying with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of this Lock-Up Agreement, (iv) that are beneficially owned by the undersigned who are directors of the Company and that are designated by the Company to part of an aggregate of up to 150,000 shares of Common Stock as set forth in the Purchase Agreement or (v) with the prior written consent of each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. on behalf of the Purchasers; provided, however, in the case of clauses (i) and (ii), no party, including the undersigned, shall (a) be required to, nor shall it voluntarily, file a report under the Securities Exchange Act of 1934, as amended, in connection with such transfer (other than a filing on Form 5 made after the expiration of the 90-day restricted period referred to above) or (b) otherwise voluntarily effect any public filing, report or announcement of such transfer.
     For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.
     In addition, the undersigned agrees that, without the prior written consent of each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. on behalf of the Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Purchase Agreement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Exhibit B
Form of Opinion of Outside Counsel
          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of California and Tennessee.
          (b) The Company has an authorized capitalization as set forth in the Offering Memorandum.
          (c) The Company has the corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder.
          (d) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms.
          (e) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform to the summary descriptions thereof in the Offering Memorandum.
          (f) The shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non assessable, and will conform to the description of the Stock contained in the Offering Memorandum.
          (g) The Purchase Agreement has been duly authorized, executed and delivered by the Company. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and when duly executed and delivered by the other parties thereto, constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms.
          (h) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and the Purchase Agreement and the consummation of the transactions herein and therein contemplated will not: (i) conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, any material contract or other agreement or instrument: (a) filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, or (b) to our knowledge, entered into after December 31, 2007 (collectively, the “Material Contracts”), except for such conflicts or breaches as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (ii) result in any violation of the provisions of the Certificate of

Incorporation or By laws of the Company or (iii) result in the violation of any federal, Delaware corporate, California or New York statute or any order, rule or regulation known to us of any federal, California or New York court, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.
          (i) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture or the Registration Rights Agreement, except: (i) the potential filing of a registration statement by the Company with the Commission pursuant to the Act pursuant to the Registration Rights Agreement, such as may be required under the Act in connection with the shares of Stock issuable upon conversion of the Securities, and the subsequent declaration of effectiveness thereof by the Commission, (ii) for a Nasdaq Notification Form for listing of additional shares, (iii) for a filing under Regulation D as promulgated under the Securities Act of 1933, as amended, (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under federal or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (v) the rules and regulations of the FINRA.
          (j) To the best of our knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to,individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of our knowledge, no such proceedings are overtly threatened or overtly contemplated by governmental authorities or overtly threatened by others.
          (k) The statements set forth in the Offering Memorandum under the caption “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the captions “Material U.S. Federal Income Tax Considerations”, “Plan of Distribution” and “Transfer Restrictions”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present and summarize such matters in all material respects.
          (l) Based solely on our participation in conferences with certain officers and other representatives of the Company, you, your counsel and the independent registered public accounting firm of the Company, at which such conferences the contents of the Pricing Disclosure Package (which does not include electronic road shows for purposes of this opinion), the Offering Memorandum and related matters were discussed, nothing has come to our attention which leads us to believe that, as of the date of the Offering Memorandum, and at all times subsequent thereto up to and on the date hereof, each of the documents incorporated by reference on page ___of the Offering Memorandum (collectively, the “Incorporated Documents”) did not comply as to form with the Exchange Act and the rules and regulations of the Commission thereunder in all material respects at such time as they were filed with the Commission (it being understood that we have not verified the accuracy or completeness of the statements contained in the Pricing Disclosure Package, the Offering Memorandum or the Incorporated Documents (except as expressly provided in this opinion), nor do we express any opinion or belief as to the financial statements and schedules or other financial and statistical data derived therefrom, included or incorporated by reference therein.
          (m) The Company is not, and after giving effect to the offering and sale of the Securities to be issued and sold by the Company under the Purchase Agreement and the Indenture and the application of the net proceeds from such sale as described in the Offering Memorandum under the caption “Use of Proceeds,” will not be required to register as an “investment company,” as such term is defined in the Investment Company Act.
          (n) Assuming the accuracy of the representation, warranties and agreements of the Company and the Purchasers contained in the Purchase Agreement, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by the Purchase Agreement.
          Based solely on our participation in the preparation of the Offering Memorandum, Pricing Disclosure Package and conferences with certain officers and other representatives of the Company, you, your counsel and the independent registered public accounting firm of the Company, at which such conferences the contents of the Pricing Disclosure Package (which does not include electronic road shows for purposes of this paragraph), the Offering Memorandum and related matters were discussed, and although we assume no responsibility for the accuracy, completeness or fairness of the Pricing Disclosure Package or the Offering Memorandum or any amendment or supplement thereto (except as previously provided in the opinion), on the basis of such participation, nothing has come to our attention to cause us to believe that (A) the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements and schedules or other Financial and statistical data derived therefrom, included or incorporated by reference therein, as to which we express no statement of belief or opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Memorandum and any further amendments or supplements thereto made by the Company prior to each Time of Delivery (other than the financial statements therein, as to which we express no statement of belief or opinion) contained as of its date or contains as of each Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit C
Form of Comfort Letter
     1. We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).
     2. In our opinion, the consolidated financial statements audited by us and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.
     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2007. We also have not audited the effectiveness of the Company’s internal control over financial reporting as of any date subsequent to December 31, 2007. The purpose (and therefore the scope) of our audit for the year ended December 31, 2007 was to enable us to express our opinion on (i) the consolidated financial statements at December 31, 2007 and for the year then ended, but not on the financial statements for any interim period within that year, and (ii) the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2007, but not on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2007. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any other date or for any period subsequent to December 31, 2007; or on the effectiveness of the Company’s internal control over financial reporting as of any other date or for any period subsequent to December 31, 2007.
     4. For purposes of this letter, we have read the 2008 minutes of the meetings of the Board of Directors, Audit Committee and Compensation Committee of the Board of Directors of the Company as set forth in the minutes books through February 29, 2008, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the meetings of the Board of Directors on February 13, 2008; Compensation Committee on February 12, 2008; the Unanimous Written Consent of the Compensation Committee effective February 26, 2008; the Audit Committee on February 12, 2008, and February 27, 2008; and the Nominating and Corporate Governance Committee on February 12, 2008, for which minutes have not been approved. We also have carried out other procedures to February 29, 2008 as follows (our work did not extend to the period from March 1, 2008 to March 3, 2008, inclusive):
     a. With respect to the period from January 1, 2008 to January 31, 2008, we have:
     (1) read the consolidated unaudited financial statements for the one month period ended January 31st of both 2008 and 2007 furnished to us by the Company. The financial

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information is incomplete in that it omits the statements of stockholders’ equity and cash flows and other footnote disclosures. Company officials have advised us that no such financial statements as of any date or for any period subsequent to January 31, 2008 were available; and
     (2) inquired of Company officials who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements referred to under 4.a.(1) are stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.
     The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to comments in the following paragraphs. Accordingly, we make no representation as to the sufficiency of the foregoing procedures for your purposes.
     5. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that at January 31, 2008 there was any change in capital stock (other than activity under the Company’s employee and director stock purchase and option plans), increase in long-term debt or any decrease in consolidated assets or stockholders’ equity of the company as compared with amounts shown in the December 31, 2007 audited consolidated balance sheet, incorporated by reference in the Offering Memorandum, or for the period from January 1, 2008 to January 31, 2008, there were any decreases, as compared with the corresponding period in the preceding year in consolidated revenues or increases, as compared with the corresponding period in the preceding year, in the consolidated loss from operations or the total or per-share amounts of consolidated net loss, except in all instances for increases or decreases that the Offering Memorandum discloses have occurred or may occur.
     6. As mentioned under 4.a. above, Company officials have advised us that no financial statements as of any date or for any period subsequent to January 31, 2008 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after January 31, 2008 have, of necessity, been even more limited than those with respect to the periods referred to in 4. above. We have inquired of Company officials who have responsibility for financial and accounting matters as to whether: (i) at February 29, 2008, there was no change in capital stock (other than activity under the Company’s employee and director stock purchase and option plans), increase in long-term debt or any decrease in consolidated assets or stockholders’ equity of the Company as compared with the amounts shown on the December 31, 2007 audited consolidated balance sheet incorporated by reference in the Offering Memorandum, or (ii) for the period from January 1, 2008 to February 29, 2008, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated revenues or increases, as compared with the corresponding period in the preceding year, in the consolidated loss from operations or the total or per-share amounts of consolidated net loss. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such increase or decrease, except in all instances for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur.

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